Exhibit 99.1

REVOCABLE PROXY

ALARION FINANCIAL SERVICES, INC.

One Northeast First Ave.

Ocala, Florida 34470

SPECIAL MEETING OF SHAREHOLDERS

APPOINTMENT OF PROXY

SOLICITED BY BOARD OF DIRECTORS

The undersigned hereby appoints the members of the board of directors of Alarion Financial Services, Inc., or any of them, as attorneys and proxies (the “Proxies”), with full power of substitution, to vote all outstanding shares of the common stock of Alarion Financial Services, Inc. held of record by the undersigned on [•], 2014, at a Special Meeting of Shareholders of Alarion to be held at the Gainesville Country Club, 7300 SW 35th Way, Gainesville, Florida, at [•].m. on [•], 2014, and at any adjournments or postponements thereof:

1. APPROVAL OF THE MERGER: Proposal to authorize, adopt and approve the Agreement and Plan of Merger, dated as of April 21, 2014, by and between Heritage Financial Group, Inc. and Alarion Financial Services, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. ADJOURNMENT OF THE MEETING: Proposal to authorize Alarion management to adjourn the Special Meeting, if necessary, to allow additional time to solicit votes needed to approve the Agreement and Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.

THE SHARES REPRESENTED BY THIS APPOINTMENT OF PROXY WILL BE VOTED BY THE PROXIES IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ABOVE. IN THE ABSENCE OF INSTRUCTIONS, THE PROXIES WILL VOTE SUCH SHARES “FOR” PROPOSALS 1 AND 2. THIS APPOINTMENT OF PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED BY FILING WITH THE CORPORATE SECRETARY OF ALARION AN INSTRUMENT REVOKING IT OR A DULY EXECUTED APPOINTMENT OF PROXY BEARING A LATER DATE, OR BY ATTENDING THE SPECIAL MEETING AND REQUESTING THE RIGHT TO VOTE IN PERSON.

Date [•], 2014

No. of Common Shares Voting:

(SEAL)
(Signature)

	(SEAL	)
(Signature, if shares held jointly)

Instruction: Please sign above exactly as your name appears on this appointment of proxy. Joint owners of shares should both sign. Fiduciaries or other persons signing in a representative capacity should indicate the capacity in which they are signing.